Exhibit

Item 102 B. Submission of matters to a vote of securities holders

     The 1999 Annual Meeting of Shareholders of Waterside Capital Corporation was held on October 25, 1999 to consider four matters of business. The matters brought before the shareholders and the voting results are as follows:

     1.   Election of Directors

                                                                             BROKER
                                 FOR           AGAINST         ABSTAIN     NON-VOTES*
                                 ---           -------         -------     ----------
James E. Andrews              1,216,919           0              525           --
Donna C. Bennett              1,216,919           0              525           --
J. W. Whiting Chrisman, Jr.   1,215,369           0            2,075           --
Jeffrey R. Ellis              1,216,919           0              525           --
Eric L. Fox                   1,215,077           0            2,367           --
Roger L. Frost                1,216,919           0              525           --
Ernest F. Hardee              1,216,919           0              525           --
Henry U. Harris, III          1,213,419           0            4,025           --
J. Alan Lindauer              1,214,552           0            2,892           --
Robert L. Low                 1,216,919           0              525           --
Harold J. Marioneaux, Jr.     1,216,919           0              525           --
Peter W. Meredith, Jr.        1,211,637           0            5,807           --
Charles H. Merriman           1,216,419           0            1,025           --
Augustus C. Miller            1,214,844           0            2,600           --
Paul F. Miller                1,215,369           0            2,075           --
Juan M. Montero               1,216,919           0              525           --
R. Scott Morgan, Sr.          1,216,919           0              525           --
James W. Noel, Jr.            1,215,369           0            2,075           --
Richard G. Ornstein           1,216,419           0            1,025           --
Marvin S. Friedberg           1,216,919           0              525           --
Jordan E. Slone               1,216,919           0              525           --

     2.   To amend the Company's 1998 Employee Stock Option Plan


                                                                       BROKER
                                         FOR      AGAINST   ABSTAIN   NON-VOTES*
                                      ------------------------------------------

                                        894,780   39,341     11,025    272,298

     3. Ratification of the appointment of KPMG LLP as independent auditors for 2001


                                                                       BROKER
                                         FOR      AGAINST   ABSTAIN   NON-VOTES*
                                      ------------------------------------------

                                      1,217,444        0          0          0


          *"Broker Non-Votes" occur where a broker holding stock in street name does not vote those shares.